UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2005; December 9, 2005
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041
(Address of principal executive offices) (Zip Code)
(937) 644-0011
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     Dr. Michael P. Kelty
     On July 25, 2005, Dr. Michael P. Kelty, who was then serving as Vice Chairman and Executive Vice President of The Scotts Miracle-Gro Company (the “Registrant”), entered into a letter agreement with The Scotts Company LLC, a subsidiary of the Registrant (“Scotts LLC”) for consulting services (the “Consulting Agreement”) commencing on November 1, 2005 and terminating on September 30, 2006. Under the Consulting Agreement, Scotts LLC agreed to pay Dr. Kelty a consulting fee of $350 per hour and Dr. Kelty was guaranteed a minimum payment of $200,000 for the length of the Consulting Agreement.
     A copy of the Consulting Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to Exhibit 10.1, the terms of which are incorporated herein by this reference.
     Also on July 25, 2005, Scotts LLC entered into a Separation Agreement and Release of All Claims with Dr. Michael P. Kelty (the “Separation and Release”). Pursuant to this Separation and Release, Dr. Kelty voluntarily retired from Scotts LLC effective November 1, 2005. Pursuant to the terms of the Separation and Release, Scotts LLC agreed to pay retirement pay and benefits including immediate vesting of restricted stock covering an aggregate of 1,600 common shares, options covering an aggregate of 36,000 common shares and SARs covering an aggregate of 96,000 common shares which were not vested as of November 1, 2005, as approved by the Compensation and Organization Committee of the Registrant, with all of his outstanding options and SARs remaining exercisable for a period of five years following his November 1, 2005 retirement date, subject to the stated term of each option or SAR; pension benefits; retiree medical benefits; and other benefits as described in Exhibit A to the Separation and Release. Dr. Kelty also received a lump-sum payment on November 23, 2005 of $550,000 (less all applicable taxes, social security deductions and elected deductions), in recognition of his distinguished service. On November 23, 2005 he also received a payment of $4,600, a cash payment in lieu of participating in outplacement services.
     A copy of the Separation and Release is being filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summary of the Separation and Release is qualified in its entirety by reference to Exhibit 10.2, the terms of which are incorporated herein by this reference.
     Robert F. Bernstock
     On December 9, 2005, the Compensation and Organization Committee of the Registrant approved an award of 10,000 performance shares to Mr. Robert F. Bernstock. Each performance share represents a contingent right to receive one common share of the Registrant. The performance shares will vest on October 1, 2006 if Mr. Bernstock has met certain performance criteria based on fiscal year 2006 Project Excellence (“PE”) goals tied to the realization of specified cost savings in fiscal year 2006 and the establishment of a plan to secure additional PE results in fiscal year 2007. Mr. Bernstock will have the right to vote the common shares underlying the performance shares. However, the Registrant will defer distribution of any dividends that are declared on the common shares underlying the performance shares until such time as the performance criteria are satisfied.

     Patrick J. Norton
     On November 5, 2002, The Scotts Company, the public company predecessor to the Registrant (“Scotts”), entered into a letter agreement with Patrick J. Norton, providing that from January 1, 2003 through December 31, 2005, Mr. Norton would remain an employee of Scotts (and its successors) with limited duties, primarily acting as an advisor for the Scotts LawnService® business. Mr. Norton received an annual fee of $11,000 for his work as an advisor and was eligible to receive options covering 4,500 common shares (adjusted to 9,000 common shares as a result of the 2-for-1 stock split on the Company’s common shares distributed on November 9, 2005) annually. As of December 31, 2005, Mr. Norton will be entitled to continue to participate in our group medical and dental plans under the prevailing annual COBRA rates until Mr. Norton’s 65th birthday on November 19, 2015. If Mr. Norton’s employment is terminated by us other than for cause, Mr. Norton will be entitled to his options and benefits through December 31, 2005. In addition, so long as Mr. Norton remained on the Company’s Board of Directors through 2005, he was entitled to compensation of $40,000 as his annual retainer for serving on the Board of Directors each year and received options covering 5,500 common shares (11,000 common shares on a split-adjusted basis) annually, in addition to his compensation as an advisor. On October 25, 2005, Mr. Norton’s letter agreement was extended through January 31, 2006.
     A copy of the letter of extension is being filed as Exhibit 10.3 to this Current Report on Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement.
     Please see the description of the Separation and Release entered into by Scotts LLC and Dr. Michael P. Kelty included under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 9, 2005, the Board of Directors of the Registrant appointed James Hagedorn, who was then serving as the President, Chief Executive Officer and Chairman of the Board of the Registrant, as the Chief Executive Officer and the Chairman of the Board of the Registrant, effective December 9, 2005.
     Also on December 9, 2005 the Board of Directors of the Registrant appointed Robert F. Bernstock, who was then serving as the Executive Vice President of the Registrant, as the President of the Registrant, effective December 9, 2005.
     Mr. Bernstock, who is age 55, was named President of the Registrant on December 9, 2005. He was named President and Chief Operating Officer of Scotts LLC in October 2005. Mr. Bernstock was named Executive Vice President of the Registrant in March 2005. Mr. Bernstock served as Executive Vice President and President, North America of Scotts LLC and its predecessor Scotts from June 2003 to October 2005. Mr. Bernstock served as Senior Vice President & General Manager — Air Fresheners, Food Products & Branded Commercial Markets of Dial Corporation (“Dial”), a manufacturer and marketer of soap products, laundry detergents, air fresheners and canned meats, from October 2002 to May 2003. From January 2002 to September 2002, he served as Special Advisor to the Chairman and Chief Executive Officer of Verticalnet, Inc., a provider of collaborative supply chain solutions software, and as a consultant to Dial. From January 2001 to January 2002, Mr. Bernstock served as Acting Chairman,

President and Chief Executive Officer of Atlas Commerce, Inc. (“Atlas”), a provider of collaborative supply chain solutions software, prior to the acquisition of Atlas by Verticalnet, Inc., in January 2002. From March 1998 to January 2001, he served as President, Chief Executive Officer and a Director of Vlasic Foods International Inc. (“Vlasic”), a producer, marketer and distributor of branded convenience food products. On January 29, 2001, Vlasic and its United States operating subsidiaries filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. From July 1997 to March 1998, Mr. Bernstock served as Executive Vice President of Campbell Soup Company, a manufacturer and marketer of prepared food products, and President of its U.S. Grocery Division. Mr. Bernstock serves as a director of Verticalnet, Inc. and The Pantry, Inc., both public companies and of SecureSheet Technologies, LLC, a private company.
     On September 16, 2004, Scotts entered into an employment agreement and covenant not to compete with Robert F. Bernstock, effective as of October 1, 2004 (the “Bernstock Agreement”). On March 18, 2005, the Bernstock Agreement was assumed by Scotts LLC as part of the Restructuring. The Bernstock Agreement has an initial term of three years commencing on October 1, 2004 and expiring on September 30, 2007. Under the Bernstock Agreement, Mr. Bernstock will (a) be paid a base annual salary of $540,000; (b) participate in the Executive Incentive Plan with a “target payment percentage” (as defined in that plan) of 65%; (c) be eligible for grants and awards under the 2003 Plan on a basis no less favorable to Mr. Bernstock than other senior management executives, commensurate with his position and title, targeted at the 50th percentile of peer companies for the chief operating officer position; (d) be entitled to participate in all of the Registrant’s and Scotts LLC’s benefit programs for senior management executives; (e) receive holidays and sick leave in accordance with Scotts LLC policies for senior executive officers; and (f) receive additional perquisites commensurate with his position. Under the Bernstock Agreement, Mr. Bernstock also received a restricted stock grant of 50,000 common shares (as adjusted to reflect the 2-for-1 stock split of the Registrant’s common shares distributed on November 9, 2005) of the Registrant as of October 1, 2004, as to which any forfeiture restrictions will lapse on September 30, 2009 if Mr. Bernstock is then employed by Scotts LLC or on September 30, 2007 if Mr. Bernstock is then employed by Scotts LLC and is not then serving as Chief Operating Officer of Scotts LLC or in a more senior position.
     If Mr. Bernstock resigns, absent a constructive termination, or is terminated for cause, he will (a) receive payment of his unpaid accrued base salary to the date of termination of employment, and (b) be entitled to any amounts provided under the terms of Scotts LLC’s benefit plans and employment policies.
     If Mr. Bernstock resigns following a constructive termination, or is discharged by Scotts LLC for any reason other than for cause (including by reason of Scotts LLC’s refusal to offer Mr. Bernstock a renewal of the Bernstock Agreement on then substantially comparable terms), Mr. Bernstock will receive (a) payment of his accrued unpaid base salary to the date of termination of employment, (b) payment of a lump sum amount equal to two times the sum of his annual base salary and incentive target bonus for such year, (c) payment of the amount of incentive compensation he would have earned for such year pro-rated to the date of termination, and (d) payment of amounts payable under Scotts LLC’s benefit plans, as well as certain perquisites and policies.

     Upon termination of Mr. Bernstock’s employment due to his death or incapacity, Mr. Bernstock, or his estate or designated beneficiary in the event of his death, will receive (a) a lump sum amount equal to two times the sum of Mr. Bernstock’s annual base salary and incentive target bonus (in each case as in effect in the year of disability or death), and (b) payment of the amount of incentive he would have earned for such year pro-rated to the date of termination.
     In the event that Mr. Bernstock’s employment is terminated by Scotts LLC for any reason other than cause, he resigns following a constructive termination, or his employment is terminated due to his death or incapacity, his stock-based awards and other stock-based compensation, if any, will vest, become exercisable, or mature, as applicable; provided, that in the case of the restricted stock award granted pursuant to the Bernstock Agreement and future stock-based compensation, Mr. Bernstock’s termination of employment or resignation following constructive termination occurs on or after he attains age 55.
     Under the Bernstock Agreement, Mr. Bernstock has agreed to maintain the confidentiality of Scotts LLC’s proprietary and confidential information, and to not engage in “prohibited competitive activities” (as defined in the Bernstock Agreement) for specified periods of time (ranging from 18 months to 36 months depending upon the specific activity) in the event that his employment is terminated due to the expiration of the Bernstock Agreement, his resignation other than due to a constructive termination or by Scotts LLC without cause.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Letter Agreement between The Scotts Company LLC and Dr. Michael P. Kelty dated July 25, 2005

10.2	Separation Agreement and Release of All Claims between The Scotts Company LLC and Dr. Michael P. Kelty dated July 25, 2005

10.3	Letter of Extension, dated October 25, 2005, between the Registrant and Patrick J. Norton

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: December 14, 2005	By:	/s/ Denise S. Stump
	Printed Name:	Denise S. Stump
	Title:	Executive Vice President, Global Human Resources

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated July 25, 2005; December 9, 2005
The Scotts Miracle-Gro Company

Exhibit No.	Description

10.1	Letter Agreement between The Scotts Company LLC and Dr. Michael P. Kelty dated July 25, 2005

10.2	Separation Agreement and Release of All Claims between The Scotts Company LLC and Dr. Michael P. Kelty dated July 25, 2005

10.3	Letter of Extension, dated October 25, 2005, between the Registrant and Patrick J. Norton